UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2017
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the board of directors (the “Board”) of The Ensign Group, Inc. (the “Company”) held on November 2, 2017, Antoinette T. Hubenette announced her decision to retire from the Board of Directors, effective immediately, to pursue other interests. Ms. Hubenette, who recently retired as a practicing physician from Cedars-Sinai Medical Group in Beverly Hills, California, has served as member of the Company's Board of Directors since June 2003. At the time of her resignation, she was serving as the Chair of the Quality and Assurance Committee.

During the meeting on the same day, the Board of Directors appointed Malene Smith Davis to fill the vacancy created by Ms. Hubenette’s resignation. Ms. Davis is currently serving as President and CEO of Capital Caring and West Virginia Caring, both of which are experienced hospice and palliative care providers serving patients and families in Maryland, Virginia, West Virginia and Washington, D.C. Prior to joining Capital Caring, Ms. Davis served as President and CEO of Hospice Care Corporation (HCC) (now known as West Virginia Caring) in Arthurdale, West Virginia. In 2016, Capital Caring and West Virginia Caring entered into a partnership to improve quality of care in the region they served and Ms. Davis leads both companies as part of the partnership. In addition, Ms. Davis also serves as Chair of the West Virginia University Alumni Association Board of Directors. Ms. Davis received her nursing degree (RN) at West Virginia University in Morgantown, West Virginia and holds Masters Degrees in Business Administration (MBA) and Nursing (MSN) from West Virginia University.

Ms. Davis’ appointment to the Board was made at the recommendation of the Nomination and Corporate Governance Committee and was accompanied by appointments to serve on the Nomination and Corporate Governance Committee, and the Quality and Assurance Committee.

Ms. Davis’ compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s proxy statement for its 2017 annual meeting of stockholders filed with the Securities and Exchange Commission on April 13, 2017. There are no arrangements or understandings between Ms. Davis and any other persons pursuant to which Ms. Davis was selected as a director, and there are no transactions in which Ms. Davis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also during the November 2, 2017 meeting, the Board made the following appointments to the committees of the Board:

Compensation Committee:
Lee Daniels (chairman)
Barry Smith
Daren Shaw

Audit Committee:
Daren Shaw (chairman)
Lee Daniels
Barry Smith

Nomination and Corporate Governance Committee:
Barry Smith (chairman)
Malene Smith Davis
John Nackel

Quality and Assurance Committee:
John Nackel (chairman)
Christopher Christensen
Malene Smith Davis

Special Committee:
John Nackel (chairman)
Malene Smith Davis
Daren Shaw

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2017	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer